UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, Fulgent Genetics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at 9:00 a.m. Pacific Daylight Time at its offices in El Monte, California. At the Special Meeting, the Company's stockholders, upon the recommendation of the Company's Board of Directors, approved the Company’s Amended and Restated 2016 Omnibus Incentive Plan (the “Amended and Restated Omnibus Incentive Plan”), which included an increase to the number of shares of the Company’s common stock reserved for issuance thereunder by 2,500,000.

A summary of the Amended and Restated Omnibus Incentive Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 31, 2020 (the “Special Meeting Proxy Statement”) under the section entitled “Proposal 1: Approval of an Amendment and Restatement of the Fulgent Genetics, Inc. 2016 Omnibus Incentive Plan” and is incorporated herein by reference. The summary of the Amended and Restated Omnibus Incentive Plan contained in the Special Meeting Proxy Statement is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

An aggregate of 22,114,642 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting as of August 28, 2020, the record date for the Special Meeting. Of these shares, 12,380,313 shares were present in person or by proxy at the Special Meeting, constituting a quorum of approximately 55.98%. The Company’s stockholders considered and voted on two proposals at the Special Meeting, and cast their votes on each such proposal as set forth below. These proposals are further described in the Special Meeting Proxy Statement.

Proposal 1: Approval of an Amendment and Restatement of the Fulgent Genetics, Inc. 2016 Omnibus Incentive Plan for the sole purpose of increasing the number of shares of common stock reserved for issuance thereunder.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
9,030,815	3,335,664	13,834	—

Proposal 2: Approval to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the foregoing proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
9,840,759	2,520,903	18,651	—

Item 8.01.Other Events.

As previously reported, on August 18, 2020, the Company entered into an Aircraft Purchase Agreement for the purchase of a 2008 Cessna Citation Sovereign aircraft (the “Aircraft”) from ServiceMaster Acceptance Corporation (the “Seller”) for a purchase price of $5.4 million. On September 16, 2020, the Company completed the acquisition of the Aircraft from the Seller. Delivery took place in Wichita, Kansas.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fulgent Genetics, Inc. Amended and Restated 2016 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2020	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer